As filed with the Securities and Exchange Commission on January 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONLINE YEARBOOK

(Exact name of registrant as specified in its charter)

Nevada	8999	46-0750094
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

701 N. Green Valley Pkwy #200

Henderson, NV 89148

(702)897-9997

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Incorp Services, Inc.

2360 Corporate Circle Ste 400

Henderson, NV 89074-7722

702-866-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

(702) 382-1714

Fax: (702) 382-1759

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting
company☒
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)

Common stock, par
value $.001 per share,	2,500,000	$0.02	$50,000.00	$6.82
for sale by our
Company

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED ____________ __, 2013.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

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PROSPECTUS

ONLINE YEARBOOK

2,500,000 Shares of Common stock

This prospectus will allow us to issue up to 2,500,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company. There is no minimum amount of common stock that must be sold by the company, and that the proceeds from the offering will not be placed in escrow but will be immediately available for use by the company. The Company may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations; and has no market for its shares. The Company intends to see to have its shares quoted on the OTCBB and the shares are not currently listed on any exchange.

			Proceeds to
	Offering Price	Offering	Our
	Per Share	Expenses (1)	Company
Per Share (Initial Public Offering)	0.02	0.004	0.0018
25% of the Offering Filled	0.02	10,500	2,000
50% of the Offering Filled	0.02	10,500	14,500
75% of the Offering Filled	0.02	10,500	27,500
Total	$0.02	$10,500	$39,500

(1) Estimated expenses before payment of any underwriting or placement commissions, discounts or expense.

The Company is a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The company is not blank check company because the company has no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 4 before purchasing our common stock.

The offering will be open for 180 days.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 31, 2013.

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Unless otherwise specified, the information in this prospectus is set forth as of January 31, 2013, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to the “Company,” “we,” “us,” and “our,” we mean Online Yearbook, a Nevada corporation. This prospectus contains forward-looking statements and information relating to Online Yearbook See Cautionary Note Regarding Forward Looking Statements on page 11.

Our Company

Online Yearbook was formed on August 6, 2012. The Company will provide, produce, design and publish online yearbooks for schools, companies and government agencies. As yearbooks have been a staple of junior high and high schools in the United States going back several generations, the Company feels that its product will benefit from the familiarity of the basic concept. The Company will utilize social networking websites, search engine optimization, banner exchange and regular media for its marketing efforts.

Online Yearbooks a development stage company that has not commenced its planned principal operations to date.  Online Yearbook plans to initiate marketing and offer our products to the marketplace approximately nine months following the closing of the offering.  Operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Framework for the business;

2.	Evaluate industries as initial markets;

3.	Define initial parameters for Personality Packages for each potential market

4.	Due diligence on availability of outsourcing and freelance workers to aid in developing Personality Packages;

5.	Due diligence on technology to make our products available to mobile devices;

6.	Conducted research and evaluated server space availability.

The Company’s revenues are expected to be derived primarily from subscriptions to the Company’s yearbooks. The Company has suffered operating losses since its inception, primarily as a result of start up costs including market research, test and development of its website to date.

On September 15, 2012, the Company engaged consultant Owen Shang Chien Yang to design, develop and launch the Company’s website. The consultants fee is $2,400 per month.

The company is not blank check company because the company has no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

Through September 30, 2012, the Company has a net loss of $9,325. The company has only two officers and directors each of which will devote approximately 10 hours per month to the Company.

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The Company can operate even if no proceeds are generated from this offering but the growth of the company and speed of the implementation of the Company’s business plan will be slowed substantially. If the Company raises 25% of the proceeds, marketing efforts will be at a minimum and the Company anticipates that it will be approximately 12 months prior to the Company being able to generate a net profit. . If the Company raises 50% of the proceeds, marketing efforts will be at a medium level and the Company anticipates that it will be approximately 10 months prior to the Company being able to generate a net profit. . If the Company raises 75% of the proceeds, marketing efforts will be at a medium/high leval and the Company anticipates that it will be approximately 8 months prior to the Company being able to generate a net profit. . If the Company raises 100% of the proceeds, marketing efforts will be at a maximum level under the business plan and the Company anticipates that it will be approximately 6 months prior to the Company being able to generate a net profit.

Our executive offices are located at 701 N. Green Valley Pkwy #200, Henderson, NV 890749. Our telephone number is (702) 990-3320.

The Offering

This prospectus covers up to 2,500,000 shares to be issued and sold by the company at a price of $0.02 per share in a direct public offering.

ABOUT THIS OFFERING

Securities Being Offered
Up to 2,500,000 shares of common stock of Online Yearbook to be sold by the company at a price of $0.02 per share.
Initial Offering Price
The company will sell up to 2,500,000 shares at a price of $0.02 per share.

The company will offer and sell the shares of its common stock at a price of

$0.02 per share in a direct offering to the public.

The offering will conclude when the company has sold all of the 2,500,000 shares of common stock offered by it. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Terms of the Offering
An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 4.
Termination of the Offering
The offering will be open for 180 days.

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RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in August 2012 but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of $9,325 as of September 30, 2012. We are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to u

s or may be available only on terms that would result in further dilution to the current owners of our common stock.

If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Any further growth by us or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

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Risks Relating to Our Business

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our officers, who will be responsible for marketing our website to potential users, have no experience in the social media or internet industries, and have only nominal sales and marketing experience. Further, we have budgeted only $10,000 toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan.  We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing.  Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $25,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Our auditor has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

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We will need to achieve commercial acceptance of our applications to generate revenues and achieve profitability.

Even if our development yields technologically superior sites, we may not successfully develop commercial sites, and even if we do, we may not do so on a timely basis. We cannot predict when significant commercial market acceptance for our sites and the affiliated products sold thereon will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our sites and related products, we may not be able to generate revenues from the commercial application of our technologies. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new products that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our sites by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

Any significant disruption in our website presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation.  Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

 Our site may be displaced by newer technology.

The Internet and job seeking industries are undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology and sites obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new sites and products. We may not have the resources to do this. If our sites or product candidates become obsolete and our efforts to secure and develop new products and sites do not result in any commercially successful sites or products, our sales and revenues will decline.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of niche of yearbooks service websites is very competitive. Barriers to entry on the Internet are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful websites operated by proven companies that offer similar niche social networking to visual yearbook service that will put together job seekers and employers, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

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We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The niche yearbook service websites of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. .  Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our website and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers, El Maraana and Salah Blal who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

Our officers and directors have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may affect our operations.

Because our officers and directors, who are responsible for all our business activities, do not devote their full working time to operation and management of us, the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Additionally, when they become unable to handle the daily operations on their own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Risks Relating to our Stock

The Offering price of $0.02 per share is arbitrary.

The Offering price of $0.02 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

We will apply to have our common stock traded over the counter, which may deprive stockholders of the full value of their shares.

We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. The Company may never be approved for trading on any exchange.

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We will have broad discretion in how we use the proceeds of this offering and we may not use these proceeds effectively. This could affect our results of operations and cause the value of our common stock to decline.

Our management team will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We currently intend to use the net proceeds that we receive from this offering as described in “Use of Proceeds” herein. We may use the net proceeds for corporate purposes that do not improve our results of operations or which cause our stock vlaue to decline.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker - dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, two shareholders, El Maraana and Salah Blah, beneficially own 100% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, these stockholders, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

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We have not voluntarily implemented various corporate governance measures, in the absence of which,shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

There are doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure and has raised doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary through one or more private placement or public offerings. However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

● the ability of the company to offer and sell the shares of common stock offered hereby;

● the integration of multiple technologies and programs;

● the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

● changes in existing and potential relationships with collaborative partners;

● the ability to retain certain members of management;

● our expectations regarding general and administrative expenses;

● our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses;

● other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward -looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 2,500,000 shares of common stock to be sold by us, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, as follows:

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USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	625,000	1,250,000	1,875,000	2,500,000

Gross Proceeds	$12,500	$25,000	$37,500	$50,000
Less: Offering Expenses*	10,500	10,500	10,500	10,500

Net Proceeds to the Company	$2,000	$14,500	$27,500	$39,500

Use of Proceeds:
Legal & Accounting	$0	$2,500	$5,000	$5,000
General Operational Expenses	0	2,000	2,000	4,000
Production & Development	1,500	2,500	2,500	2,500
Administrative Cost	0	0	4,000	4,000
IT Infrastructure (hardware/software)	0	1,000	2,000	2,000
Advertising & Promotion	500	5,000	10,000	15,000
Marketing/Sales Team	0	1,500	2,000	7,000

Total	$2,000	$14,500	$27,500	$39,500

* Offering Expenses $0.04/share

Our management will have broad discretion in the allocation of the net proceeds of any offering. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

CAPITALIZATION

The following table sets forth our capitalization as of September, 30, 2012.

September 30, 2012
Current Assets	$19,075
Current liabilities
$Long-term liabilities	2,400
Stockholders‟ deficit:	0

Preferred stock	-
Common stock	5,200
Additional paid-in capital	20,800
Accumulated deficit	(9,325)
Total stockholders’ (deficit) equity	16,675
Total capitalization	$16,675

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DILUTION

The net tangible book value of our company as of September 30, 2012 was $16,675 or $0.003 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on
September 30, 2012.

Our net tangible book value and our net tangible book value per share will be impacted by the 2,500,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.02 per share.

We are registering 2,500,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $0.02 per share, less potential underwriting discount or commissions equal to ten percent (10%), and estimated offering expenses of $10,500, our net tangible book value as of September 30, 2012 would have been $51,175 or approximately $0.007 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.004 per share and an immediate dilution to new stockholders of $0.013 per share. The following table illustrates the per share dilution:

Assumed public offering price per share	$0.02

Net tangible book value per share before this offering	$0.003

Increase attributable to new investors	$0.004

Net tangible book value per share after this offering	$0.007

Dilution per share to new stockholders	$0.013

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

DESCRIPTION OF BUSINESS AND PROPERTY

General

The Company

Online Yearbook will provide, produce, design and publish online yearbooks for schools, companies and government agencies. For over 150 years, yearbooks have captured memories captured year by year. They chronicle events that shape memories, and illuminate moments that define relationships. Yearbooks celebrate the experiences, activities, and people that make the year unforgettable. As yearbooks have been a staple of junior high and high schools in the United States going back several generations, the Company feels that its product will benefit from the familiarity of the basic concept. The Company will utilize social networking websites, search engine optimization, banner exchange and regular media for its marketing efforts.

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Online Yearbooks a development stage company that has not commenced its planned principal operations to date. To date the majority of the Company’s activity has been dedicated to the development of its website.  Online Yearbook plans to initiate marketing and offer our products to the marketplace approximately nine months following the closing of the offering.  Operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Framework for the business;

2.	Evaluate industries as initial markets;

3.	Define initial parameters for Personality Packages for each potential market;

4.	Due diligence on availability of outsourcing and freelance workers to aid in developing Personality Packages;

5.	Due diligence on technology to make our products available to mobile devices;

6.	Conducted research and evaluated server space availability.

The Company will take advantage of recent technology that allows for efficient quality printing and the power of online social networks to create printed yearbooks. The Company can accept almost any type of picture for use in yearbooks. The Company will charge comparable prices with the “regular” yearbooks on the market today.

The customer will have the option of keeping the produced yearbook private or allowing general access to the produced yearbook.

We plan to use the internationally recognized PayPal.com system (http://www.paypal.com/) for all financial transactions. PayPal is a credit card merchant and a financial services company that accepts and clears all customer credit card payments on behalf of participating merchants, such as our company. We intend to use PayPal because it does not require a long-term commitment. PayPal is a financial  company that  accepts  and  clears  all  customer  credit  card  payments  on  behalf of participating  merchants,  such as our company. There are no short or long term contracts or obligations associated with the use of PayPal.  PayPal accepts all major credit cards (Visa, Mastercard, Discover, American Express, ECheque, and transfer of funds to and from bank accounts.)

PayPal commission varies between 1.9% to 2.9% + $0.55 per transaction.

PayPal rate structure:

$0.00 -$3,000.00	2.9% + $0.55
$3,000.01 -$12,000.00	2.5% + $0.55
$12,000.01 -$125,000.00	2.2% + $0.55
$125,000.00	1.9% + $0.55

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Upon visiting our web site, customers will find general information about our Company and about the products and services we provide. Interested parties will be able to register with us at no cost and upon registration, each subscriber will receive email updates, a quarterly newsletter which we plan to produce once our business is operational and other pertinent announcements that may be disseminated to customers and potential customers.

We intend for the online registration process to collect contact information about the subscriber. A survey will also be conducted wherein each subscriber will be requested to share his, her or its objectives or reasons for interest in our product. Collecting and reviewing this type of information will assist our staff in future discussions with the subscriber and will further assist us in our product development.

Our planned site involves the following three-step process for the creation of the interactive digital yearbooks:

Add Media – A teacher or student, possibly with teacher supervision, imports photos and videos from a digital camera, scanner, hard drive and the internet to our software. They can also add text during this process.

Preview – The preview can be accessed at any time during the creation of the yearbook and shows what is being created as they go. They can then return to step one and continue to build their digital yearbook, edit or change anything they want at anytime.

Produce – Click a button and choose the format (CD or DVD) with which to burn the finished yearbook on a CD or DVD disc that can be played on any domestic CD or DVD player or personal computer.

We plan to develop a product that will be easy enough for anyone to use, regardless of his/her level of computer literacy.

The company is not blank check company because the company has no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

Patents, Trademarks, Licenses, Franchise Restrictions and Contractual Obligations and Concessions

We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

Industry Information

Online Social Networking.

Online social networking is growing and evolving to include a wide spectrum of Web sites and online services. According to TechCrunch.com in a June 14, 2012 article the “measurement firm comScore says that unique visits to social networking sites have increased by 6% year-over-year. ”http://techcrunch.com/2012/06/14/comscore-us-internet-report-yoy-pinterest-up-4000-amazon-up-30-android-top-smartphone-more/

People have a drive to be part of a community, connect with others, be part of a community, express themselves and maintain personal relationships. Relationships are often based on affiliations related to shared experiences such as family, religion, school, workplace or military service. People seek to foster these relationships as well as other meaningful affiliations, such as those based on common interests, hobbies and trends.

Social networking Web sites fulfill a number of different needs, allowing users to find and connect with individuals from their past and interact with new people based on shared interests, goals or other criteria. Many social networking Web sites and services provide users with tools that enable individuals to identify, build and maintain personal networks from their relevant affiliations. Users of social networking services may interact and communicate through email as well as through a variety of other online forums, including instant messaging, blogging, the posting of pictures and videos, voice chat and discussion groups. Many advertisers, recognizing that consumers spend an increasing amount of time online, view social networking Web sites as an attractive marketing medium for their products and services.

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Marketing Strategy

Marketing Online Yearbook to the primary target markets will be executed through four distinct means:

Social Networking Websites

We anticipate that marketing to networks via Facebook, MySpace and Twitter will initially lead the way in bringing new users to the site and later, sites such as Bebo, Friendster, and similar websites can be used as valuable tools that will help market the website free of charge. Communities worldwide will have easy access to Online Yearbook with the push of a button, and this type of exposure will help create a buzz.

Search Engine Optimization

Search Engine optimization is defined as the process of increasing traffic to a website via search engines, such as Google and Yahoo. The higher up in the search results list, the more people will ‘click through’ to visit the website. We anticipate that Online Yearbook will update editorial content regularly and will target the content to specific keywords so as to maximize visibility with the search engines. We believe that this will, in turn, maximize its ranking and bring the maximum amount of visitors possible to the site.

Banner Exchange

Via partnerships with select synergistic companies and websites, banner exchanges will be contemplated so as to drive traffic back and forth from the two sites, thus allowing both parties to benefit from the other’s user base. Dating websites will be ideally suited to banner exchange partnerships.

Media

We anticipate that Online Yearbook will leverage its relationships with members of online, print, television, and radio media to generate as much exposure as possible upon the launch of the website. While Online Yearbook has yet to formalize any such plans, its principals enjoys strong relationships with relevant media concerns and will commence serious discussions once the Online Yearbook’s website is at a more advanced stage of development.

Competition

The Company does not believe that there is currently any direct completion in the online yearbook industry. There are however major players in the non online yearbook industry such as Jostens, Lifetouch and Classmates. There are also software products for yearbooks including: International MultiMedia Yearbooks (http://www.multimediayearbook.com) and Yearbook International (http://www.yearbookinteractive.com). These competitors have greater experience and resources than the Company.

Employees

As of October 1,2012, we had no employees and one independent contractor, with the remainder of the company’s work being done by management. We consider our relations with our employees to be good.

Description of Property

We currently lease office space at 701 N. Green Valley Pkwy 200, Henderson, NV 89074, as our principal offices.. We believe these facilities are in good condition, but that we may need to expand our leased space as our expansion efforts increase.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of September 30, 2012 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Certain statements contained in this discussion, including, without limitation, statements containing the words "believes", "anticipates," "expects" and the like, constitute "forward - looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). However, as we will issue ―penny stock, as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 4.

Plan of Operation

Online Yearbook will provide, produce, design and publish online yearbooks for schools, companies and government agencies.

Other than the shares offered by this prospectus, no other source of capital has been identified or sought at this time.   The amount of cash the Company currently has on hand is sufficient to meet its obligations and conduct planned operations for a minimum of six months or until this filing is effective.  Our officers and directors are not taking a salary and we have budgeted our current cash on hand to last for the duration of this time period.  Once this filing is effective and we initiate our offering; if we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our officers and directors, have verbally agreed to advance the Company funds to complete the registration costs and other costs that occur while furthering our planned operations until the potentially six months that the offering will continue.  The officers and directors have pledged their support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of these members.  Our officers and directors, have agreed to advance the Company funds to meet its obligations including the expenses necessary to stay current with accounting and audit, registration costs, and other cost that occur until the potentially six months that the offering will continue.  We anticipate the costs of these obligations could total approximately $10,000 and these advances will not be repaid from the raised funds.  While management estimates $10,000 for such costs; there is no maximum amount of funds that our officers and directors have agreed to provide.  Our officers and directorsalthough they haves orally agreed to fund such amounts, as the sole officers and directors such agreement is not binding and therefore it is within their sole discretion to provide such funds.

The funds raised through our offering are budgeted to sustain operations for a twelve month period following the closing.   Raising the Maximum Offering will enable the Company to complete the programming, development, and marketing of the Online Yearbook package.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise.  Release of the funds to the Company is based upon our counsel, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the \deposit to verify that that the checks have cleared prior to releasing the funds to the Company.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until one of the following conditions are met; either the Company has total gross revenues of $1,000,000,000 at the end of a fiscal year, or the last day of the fifth anniversary date of the first sale of common equity securities pursuant to an effective registration statement, or the three year anniversary date where the Company issued more than 1,000,000,000 in non-convertible debt, or the date which the Company is deemed to be a “large accelerated filer” and means that the Company has a public float over $700,000,000.

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As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act. Given the opt out, the company will be required to have its auditors attest to and report on management’s assessment of its internal controls, have shareholder approval of executive compensation every three years including golden parachutes. The Company will have to comply with all new or revised accounting standards upon adoption as added.

The trends of the industry are reflective of the economic atmosphere that the country finds itself in and will continue to be affected by the overall economic condition of the United States in the future. The wide diversification of the yearbooks and customers seeking the product and services owned by our Company will determine the direction and the amount of attention given to any one area at any given time depending on the demands of the industry at that time and in the future.

Liquidity and Capital Resources

At September 30, 2012 we had $19,075 in current assets compared to $0 at September 30, 2011. Current liabilities at September 30, 2012 totaled $2,400 compared to $0 at September 30, 2011 and consisted of accounts payable.

At September 30, 2012, we had $17,575 in cash. Our current liabilities at September 30, 2012 consisted of accounts payable in the amount of $2,400.

We have no material commitments for the next twelve months, aside from independent contractor fees and rent on our primary office space. We will however require additional capital to meet our liquidity needs. Currently the Company has determined that its anticipated monthly cash flow needs should not exceed of $20,000 for the first 6 months. Expenses are expected to increase in the second half of 2013 due to a projected need to increase personnel. We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive revenues from operations in the coming year, however, since the Company has made no revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming 12 months.

The Company can operate even if no proceeds are generated from this offering but the growth of the company and speed of the implementation of the Company’s business plan will be slowed substantially. If the Company raises 25% of the proceeds, marketing efforts will be at a minimum and the Company anticipates that it will be approximately 12 months prior to the Company being able to generate a net profit. . If the Company raises 50% of the proceeds, marketing efforts will be at a medium level and the Company anticipates that it will be approximately 10 months prior to the Company being able to generate a net profit. . If the Company raises 75% of the proceeds, marketing efforts will be at a medium/high leval and the Company anticipates that it will be approximately 8 months prior to the Company being able to generate a net profit. . If the Company raises 100% of the proceeds, marketing efforts will be at a maximum level under the business plan and the Company anticipates that it will be approximately 6 months prior to the Company being able to generate a net profit.

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Results of Operations

We did not generate any revenue from August 6, 2012 (inception) to September 30, 2012. For the periodended September 30, 2012 our expenses were $9,325 compared to $0 in 2011. Expenses consisted of professional fees of $6,300 and general and administrative of $3,025. As a result, we have reported a net loss of $9,325 for the period ended September 30, 2012.

The Company’s revenues are expected to be derived primarily from subscriptions to the Company’s yearbooks. The Company has suffered operating losses since its inception, primarily as a result of start up costs including market research, test and development of its website to date.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations.. Management has plans to seek additional capital through a private placement and public offering of its common stock if necessary. These conditions raise substantial doubt about our company's ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured. The Company recognizes revenue from research contracts as services are performed under the agreements.

Research and Development and Patent Costs. All research and development costs, including all related salaries, clinical trial expenses, regulatory expenses and facility costs are charged to expense when incurred.
Expenditures related to obtaining and protecting patents are also charged to expense when incurred, and are included in research and development expense.

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Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted - average number of common shares outstanding for the period, without consideration for common stock equivalents.

OUR MANAGEMENT

Directors, Executive Officers, Promoters and Control Persons

Directors, Executive Officers

Name	Age	Position
El Maraana	41	Chairman of the Board, President
Salah Blal	37	Secretary, Treasurer, Director

Mr. El Maraana

Mr. El Maraana, our President, and Director since August 6, 2012, have been involved in the photography industry from 1991 Mr. Maraana own his solo proprietor photography business to the present. Located Ashdod Israel, the mail clients are school in south Israel,

Mr. Maraana was working with Mr. Salah Blal as a photographer and he has extensive experience with schools as a photographer and with yearbook programs.

Mr. Salah Blal

Mr. Salah Blal has been our Secretary, Treasurer and a Director since we were incorporated on August 6, 2012.  In 2000, Mr. Blal founded a solo proprietor of Digit business, which is creating multimedia projects for organizations and schools includes slideshows reunions and memories events, and since then he was owner and manager. Mr. Blal is responsible for establishing the business, defining software requirements, marketing goals, and hiring marketing people, office employees, and subcontractors. Mr. Blal works with Mr, Maraana since 2001.

Each officer will devote approximately 10 hours per week to the company.

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to Online Yearbook, Attn: Chief Financial Officer, 701 N. Green Valley Pkwy #200, Henderson, NV 89074.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last fiscal year for the last two fiscal years.

			(a)	(b)	(c)
Name and Principal Position	Year	Salary*	Bonus	Option Awards	All Other Compensation	Total Compensation
El Maraana	2012	$0	$0	$0	$0	$0
Chairman of the Board, CEO	2011	$0	$0	$0	$0	$0
President

Salah Blah	2012	$0	$0	$0	$0	$0
Secretary, Treasurer, CFO, CAO	2011	$0	$0	$0	$0	$0

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Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of September 30, 2012.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended September 30, 2012. We intend during 2012 to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees

As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of September 30, 2012, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned (*)	Class (**)
El Maraana	2600000	50%
Salah Blal	2600000	50%
All directors and officers as a group	5200000	100%
(2 persons)

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

(**) Percent of class is calculated on the basis of the number of shares outstanding on January 31, 2013 (5,200,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Online Yearbook, including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

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On August 6, 2012 each of our officers and directors received 2,600,000 shares at $0.005 per share for cash. These shares were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no solicitation and both officers and directors were in possession of full information about the registrant.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock
	Number of Shares at January 31, 2012
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	5,200,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

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Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

(a) 20 to 33 1/3%,

(b) 33 1/3 to 50%, or

(c) more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

(a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

(b) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

(a) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

(b) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

(c) representing 10 percent or more of the earning power or net income of the corporation.

24

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

(a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

(b) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

(c) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

● directly to investors;

● to investors through agents;

● to dealers; and/or

● through one or more underwriters.

25

The offering will be open for 180 days.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

● at a fixed price or prices, which may be changed;

● at market prices prevailing at the time of sale;

● at prices related to such prevailing market prices; or

● at negotiated prices.

Any of the prices may represent a discount from prevailing market prices.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic
Bulletin Board. The Bulletin Board is a quotation service, not an issuer listing service, market or exchange; and a market maker, not the company, must file an application to have the company’s common stock quoted on the OTCBB. The company may not be successful in securing a market maker to do so. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions.
Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest :

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of Online Yearbook in the amount of $0.20 for each share you want to purchase.

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 OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board. The Bulletin Board is a quotation service, not an issuer listing service, market or exchange; and a market maker, not the company, must file an application to have the company’s common stock quoted on the OTCBB. The company may not be successful in securing a market maker to do so.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‟ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also indemnified against expenses (including attorneys‟ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article XI, Section 43 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq.

EXPERTS

The consolidated financial statements included in this prospectus for the period from inception (August 6, 2012) and ended September 30, 2012 have been audited by Weinberg & Baer LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Online Yearbook

ADDITIONAL INFORMATION

Upon the filing of a Form 8A, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 - 800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

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REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Online Yearbook:

We have audited the accompanying balance sheet of Online Yearbook (a Nevada corporation in the development stage) as of September 30, 2012, and the related statements of operations, stockholders’ equity, and cash flows from inception (August 6, 2012) through September 30, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Online Yearbook as of September 30, 2012, and the results of its operations and its cash flows from inception (August 6, 2012) through September 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of as September 30, 2012, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

October 4, 2012

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PART I — FINANCIAL INFORMATION

F-1

Online Yearbook
(A Development Stage Enterprise)
Balance Sheets

Sept. 30
2012
ASSETS

Current assets
Cash	$17,575
Deferred Offering Costs	$1,500
Total current assets	19,075

Total assets	$19,075

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Currnet liabilities
Accounts payable	$2,400
Total liabilities (All Current)	2,400

Stockholders' (Deficit) Equity
Common Stock: $0.001 par value, 75,000,000 shares authorized, 5,200,000 shares issued and outstanding	5,200
Additional paid in capital	20,800
Deficit accumulated during the development stage	(9,325)
Total stockholders' (deficit) equity	16,675

Total liabilities and stockholders' (deficit) equity	$19,075

See accompanying notes to financial statements

F-2

Online Yearbook
(A Development Stage Enterprise)
Statement of Operations

For the Period from Inception on Aug. 6, 2012 to Sept. 30, 2012

Revenue	$—

Expenses
General and administrative	3,025

Professional fees	6,300
Total expenses	9,325

Net loss	$(9,325)

Basic and diluted loss per common share	$(0.00)

Weighted average shares outstanding	5,200,000

See accompanying notes to financial statements

F-3

Online Yearbook
(A Development Stage Enterprise)
Statement of Changes in Stockholders' (Deficit) Equity

	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, Aug. 6, 2012 (Inception)	—	$—	$—	$—	$—
Common stock issued for cash	5,200,000	5,200	20,800	—	26,000

Net Loss, Period Sept. 30, 2012	—	—	—	(9,325)	(9,325)
Balance, Sept. 30. 2012	5,200,000	5,200	20,800	(9,325)	16,675

See accompanying notes to financial statements

F-4

Online Yearbook
(A Development Stage Enterprise)
Statements of Cash Flows

For the Peroid from Aug. 6, 2012 (Inception) to Sept. 30, 2012

Cash flows from operating activities
Net loss	$(9,325)
Adjustments to reconcile net income to net
cash used by operating activities
Deferred offering costs	(1,500)
Accounts payable	2,400
Net cash used in operating activities	(8,425)

Cash flows from investing activities	—

Cash flows from financing activities
Proceeds from sale of stock	26,000
Net cash provided by financing activities	26,000

Net change in cash	17,575

Cash at beginning of period	—

Cash at end of period	$17,575

Supplemental cash flow Information:
Cash paid for interest	$—
Cash paid for income taxes	$—

See accompanying notes to financial statements

F-5

ONLINE YEARBOOK

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Inception Period from August 6, 2012 to September 30, 2012

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Online Yearbook (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development Stage Enterprises.”

Organization, Nature of Business and Trade Name

Online Yearbook (the Company) was incorporated in the State of Nevada on August 6, 2012. Online Yearbook is a development stage company with the principal business objective of developing and marketing an online yearbook.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

F-6

Property and Equipment (Continued)

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operation to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted when the Company maintains property and equipment.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no revenue to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

F-7

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Online Yearbook’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Online Yearbook’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized seventy-five million (75,000,000) shares of common stock with a par value of $0.001. There were five million two hundred thousand (5,200,000) shares of common stock issued and outstanding as of September 30, 2012.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU 2011-04”). This newly issued accounting standard clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This ASU is effective on a prospective basis for annual and interim reporting periods beginning on or after December 15, 2011.

In June 2011, the FASB issued Accounting Standards Update (ASU) No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 requires entities to report components of comprehensive income in either a continuous statement of comprehensive income or two separate but consecutive statements. Under the continuous statement approach, the statement would include the components and total of net income, the components and total of other comprehensive income and the total of comprehensive income. Under the two statement approach, the first statement would include the components and total of net income and the second statement would include the components and total of other comprehensive income and the total of comprehensive income. Comprehensive income may no longer be presented only within the consolidated statement of stockholders' equity. ASU 2011-05 does not change the items that must be reported in other comprehensive income. ASU 2011-05 is effective retrospectively for interim and annual periods beginning after December 15, 2011, with early adoption permitted.

F-8

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE B – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the business plan and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock and from acquiring loans to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through related party loans and the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

NOTE C – COMMON STOCK

On or about August 6, 2012, Salah Blal and El Maraana each purchased 2,600,000 common share of the company’s common stock for $13,000 each or $0.005 per share.

NOTE D – SUBSEQUENT EVENT

The Company evaluated all events or transactions that occurred after September 30, 2012 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period ended September 30, 2012.

F-9

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration	$6
Legal Fees and Expenses*	$6,500
Accounting Fees*	$3,500
Miscellaneous*	$494
Total	$10,500

* Estimated.

Item 14. Indemnification of Directors and Officers.

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

During August 2012, we issued a total of 5,200,000 shares to our two officers and directors. The issuances of the shares to the investors were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no general solicitation and both holders had complete knowledge of the company being its only officers and director.

Item 16. Exhibits.

Exhibit
Number	Exhibit Description

3.1	Articles of Incorporation of Online Yearbook dated August 6, 2012
3.2	Bylaws dated August 7, 2012
5.1	Opinion of Harold P. Gewerter, Esq.
10.7	Subscription Agreement.
23.1	Consent of Weinberg & Baer LLC
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein).

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 Item 17. Undertakings.

The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

(2) that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on January 31, 2013.

Online Yearbook
By:
El Maraana, Chairman of the Board, CEO, President
By:
Salah Blal, Secretary, Treasurer, CFO, CAO

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 31, 2013.

Online Yearbook
By:
El Maraana, Chairman of the Board, CEO, President
By:
Salah Blal, Secretary, Treasurer, CFO, CAO

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